SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 12, 2006

OMNOVA SOLUTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Ghent Road Fairlawn, Ohio	44333-3300
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 869-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 8, 2006, OMNOVA Solutions Inc. (the “Company”) entered into Amendment No. 4 to Credit Agreement by and among the Company, as Borrower, the financial institutions party thereto, as Lenders, and JPMorgan Chase Bank, N.A., as Agent for the Lenders (the “Amendment”). The Amendment improves pricing under the facility and provides the Company with increased flexibility for acquisitions and debt repurchases.

The foregoing summary is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.28 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On September 13, 2006, Kevin M. McMullen, Chairman and Chief Executive Officer and Michael E. Hicks, Senior Vice President and Chief Financial Officer of the Company will deliver a presentation at the KeyBanc Basic Materials Conference. A copy of the presentation is filed as Exhibit 99 to this Current Report on Form 8-K, and is incorporated herein by reference.

This information is not filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing made pursuant to the Securities Act of 1933, as amended. The furnishing of this presentation is not intended to constitute a representation that such information is required by Regulation FD or that the presentation includes material information that is not otherwise publicly available.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.28	Amendment No. 4 to Credit Agreement dated as of September 8, 2006 by and among OMNOVA Solutions Inc., as Borrower, the financial institutions party thereto, as Lenders, and JPMorgan Chase Bank, N.A., as Agent for the Lenders

99	Presentation to KeyBanc Basic Materials Conference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ Kristine C. Syrvalin
Name:	Kristine C. Syrvalin
Title:	Corporate Secretary

Date: September 12, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.28	Amendment No. 4 to Credit Agreement dated as of September 8, 2006 by and among OMNOVA Solutions Inc., as Borrower, the financial institutions party thereto, as Lenders, and JPMorgan Chase Bank, N.A., as Agent for the Lenders

99	Presentation to KeyBanc Basic Materials Conference